SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8-K/A

                               CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 5, 1999



                            UTOPIA MARKETING, INC.
            (Exact name of registrant as specified in its charter)

    Florida                       000-19616                   94-3060101
---------------                  -----------              ------------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                   File No.)               Identification No.)
incorporation)


                             312 Clematis Street
                                 Suite  500
                        West Palm Beach, Florida 33401
                   (Address of principal executive offices)

                                 561-835-9998
            (Registrant's telephone number, including area code)



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Item 2.	Acquisition or Disposition of Assets.

     On October 6, 1999, the Registrant completed the purchase of certain assets, including certain trademarks, of Ipanema Shoe Corporation, a New York corporation ("Ipanema"), pursuant to the terms of an Asset Purchase
Agreement dated as of October 5, 1999.   The purchase price for the assets
was satisfied by the delivery of a stock certificate representing 1,000,000 shares of common stock of the Registrant and a subordinated convertible promissory note in the principal amount of $500,000 due on October 5, 2002, which bears interest at an annual rate equal to the prime rate of interest announced from time to time by Chase Manhattan Bank, N.A. plus 1% accruing from October 5, 2000 until maturity. In connection with the acquisition, the Registrant entered into a Collection Services Agreement with Ipanema and its parent company, Sumitomo Corporation of America, pursuant to which the Registrant will provide services for the collection of certain accounts receivable owned by Ipanema. As compensation for the collection services to be provided by the Registrant under the Collection Services Agreement, the Registrant will be entitled to receive an amount equal to 30% of all accounts receivables collected under the Collection Services Agreement.

     The purchase price was arrived at through arm's length negotiations between the parties.

     The Registrant, despite its previous statement to the contrary, does not intend to continue to operate the business of Ipanema. The Registrant intends to utilize the Ipanema brand for a different line of shoe products.

     The Registrant did not acquire any of Ipanema's facilities, equipment, employees or sales force. The Registrant did not acquire any of Ipanema's outstanding receivables. The Registrant is not required under the Asset Purchase Agreement to fill any of Ipanema's purchase orders outstanding as of the closing date under the Asset Purchase Agreement. Moreover, the Registrant has significantly changed the line of products sold under the Ipanema brand name. Lastly, the Registrant had pre-existing vendor/customer relationships with much of Ipanema's customer base. In conclusion, in considering the facts, the Registrant has determined that it is in fact not continuing the business formerly operated by Ipanema.





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Item 7.   Financial Statements and Exhibits.

    (a)   Financial statements of business acquired.

    Not required.

    (b)   Exhibits.

          2.1    Asset Purchase Agreement, dated as of October 5,
                 1999, by and among Utopia Marketing, Inc.,
                 Ipanema Shoe Corporation and Sumitomo Corporation of America

          10.1   Subordinated Convertible Promissory Note, dated
                 October 5, 1999, issued by Utopia Marketing, Inc. to Ipanema Shoe Corporation

          10.2 Collection Services Agreement dated as of October 5, 1999 between Utopia Marketing, Inc., Ipanema
                 Shoe Corporation and Sumitomo Corporation of
                 America







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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   UTOPIA MARKETING, INC.


                                   By:/s/Vance Kistler
                                      Vance Kistler
                                      Chief Financial Officer
Dated: March 22, 2000














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                             EXHIBIT INDEX

     *2.1 Asset Purchase Agreement, dated as of October 5, 1999, by and among Utopia Marketing, Inc., Ipanema Shoe Corporation and Sumitomo Corporation of America

     *10.1 Subordinated Convertible Promissory Note, dated October 5, 1999, issued by Utopia Marketing, Inc. to Ipanema Shoe Corporation

     *10.2 Collection Services Agreement dated as of October 5, 1999 between Utopia Marketing, Inc., Ipanema Shoe Corporation and Sumitomo Corporation of America


*	Previously filed.










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